CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Axiologix Education Corporation:

We hereby consent to the inclusion in this Registration Statement on Form S-1 our report dated August 7, 2009 except for Note 9, as to which the date is February 15, 2010, of Axiologix Education Corporation, relating to the financial statements as of May 31, 2009 and for the period from inception to May 31, 2009, and to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

May 26, 2010